Exhibit 10.51

INTERCLOUD SYSTEMS, INC.
331 Newman Springs Road
Building 1, Suite 104
Red Bank, NJ 07701

          April 4, 2014

Dominion Capital LLC
341 West 38th Street • Suite 800
New York NY 10018
Attn: Daniel Kordash
Head of Structured Products
Managing Partner

31 Group LLC
c/o Magna Group LLC
5 Hanover Square – 16th Floor
New York, New York 10003
Attn: Joshua Sason
Managing Member

Re:           Exchange Agreement

Gentlemen:

Reference is made to that certain Exchange Agreement dated as of March 13, 2014, by and among INTERCLOUD SYSTEMS, INC. f/k/a GENESIS GROUP HOLDINGS, INC., a Delaware corporation (the “Company”), RIVES-MONTEIRO LEASING, LLC, an Alabama limited liability company (“Rives”), TROPICAL COMMUNICATIONS, INC., a Florida corporation (“TCI”), ADEX CORPORATION, a New York corporation (“ADEX”), T N S, INC., an Illinois corporation (“TNS”), ADEXCOMM CORPORATION, a Florida corporation (“ADEXCOMM”), AW SOLUTIONS, INC., a Florida corporation (“AWS”), and INTEGRATION PARTNERS-NY CORPORATION, a New Jersey corporation (“IPC”), and DOMINION CAPITAL LLC and 31 GROUP LLC (collectively, the “Holders”) (the “Exchange Agreement”).

Schedule A-1 to the Exchange Agreement provides:

If on the third trading day following the Closing Date, 85% of the volume weighted average price of the Common Stock for such date is less than $10.50, then an additional number of shares of Common Stock shall be issued so as to make the per share value at which the MM Debt Amount is exchanged such lower price.

We have agreed that in consideration of $5.00, and other consideration the sufficiency of which is hereby acknowledged, as well as the agreements set forth herein and intending to be legally bound the parties to the Exchange Agreement agree to the following amendments to Schedule A-1:

No later than April 17, 2014, the Company shall issue to the Holders such additional shares equal to the difference between the lesser of (a) the Principal Amount of the Notes divided by 85% of the volume weighted average price of the Common Stock on April 14, 2014 and the Principal Amount of the Notes divided by $10.50 per share or (b) the Principal Amount of the Notes divided by $10.00 and the Principal Amount of the Notes divided by $10.50 per share.

In addition, the Company covenants to the Holders that it will disclose the material terms of this amendment to the Exchange Agreement no later than with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

IN WITNESS WHEREOF, the parties have executed this amendment to the Exchange Agreement as of April 4, 2014.

INTERCLOUD SYSTEMS, INC.

By:       /s/ Lawrence Sands
Name:  Lawrence Sands
Title:    Senior Vice President

RIVES-MONTEIRO LEASING, LLC

By: /s/ Lawrence Sands Name: Lawrence Sands Title: Vice President

TROPICAL COMMUNICATIONS, INC.

By: /s/ Lawrence Sands Name: Lawrence Sands Title: Vice President

ADEX CORPORATION

By: /s/ Lawrence Sands Name: Lawrence Sands Title: Vice President

T N S, INC. By: /s/ Lawrence Sands Name: Lawrence Sands Title: Vice President

ADEXCOMM CORPORATION

By: /s/ Lawrence Sands Name: Lawrence Sands Title: Vice President

AW SOLUTIONS, INC.

By: /s/ Lawrence Sands Name: Lawrence Sands Title: Vice President

INTEGRATION PARTNERS-NY CORPORATION

By:       /s/ Lawrence Sands
Name:  Lawrence Sands
Title:    Vice President

DOMINION CAPITAL LLC

By:       /s/ Mikhail Gurevich
Name:  Mikhail Gurevich
Title:    Managing Member

31 GROUP, LLC

By:       /s/ Joshua Sason
Name:  Joshua Sason
Title:    Managing Member